      As filed with the Securities and Exchange Commission on May 18, 1995.

                                               Registration No. 33-__________

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       AMERICAN PRESIDENT COMPANIES, LTD.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                             94-2911022
   ______________________________        ______________________________
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

           1111 Broadway
        Oakland, California                          94607
   ______________________________        ______________________________
       (Address of Principal                       (Zip Code)
         Executive Offices)

            AMERICAN PRESIDENT COMPANIES, LTD. 1995 STOCK BONUS PLAN
        _________________________________________________________________
                            (Full title of the plan)


     MARYELLEN B. CATTANI, ESQ.                    Copies to:
Executive Vice President, General Counsel
           and Secretary                     STANTON D. WONG, ESQ.
 American President Companies, Ltd.        Pillsbury Madison & Sutro
           1111 Broadway                         P.O. Box 7880
     Oakland, California 94607              San Francisco, CA 94120
           (510) 272-8000                        (415) 983-1000
   ______________________________        ______________________________
    (Name, address and telephone
    number, including area code,
       of agent for service)

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
    Title of       Amount  Proposed Maximum     Proposed        Amount of
  Securities To    To Be    Offering Price  Maximum Aggregate  Registration
  Be Registered  Registered  per Share(1)   Offering Price(1)     Fee(1)
- --------------------------------------------------------------------------------
Common Stock    400,000 shares  $23.125        $9,250,000       $ 3,189.66
$.01 par value
- --------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the registration fee was computed on the basis of the market value of the Common Stock, computed in accordance with Rule 457(c) on the basis of the average high and low prices per share of such Common Stock as reported on the New York Stock Exchange Composite Transactions Tape (as reported by The Wall Street Journal) on May 11, 1995.

                                _________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

Item 1.   Plan Information.*
- ------    ----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
- ------    -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   Incorporation of Documents by Reference.
- ------    ---------------------------------------

     The following documents filed by American President Companies, Ltd. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1994 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), which includes the audited financial statements of the Company for the fiscal year ended December 30, 1994.

     (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 7, 1995 filed pursuant to Section 13 of the Exchange Act.

     (3) All other reports filed by the Company since December 30, 1994 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (4) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such information (File No. 1-8544).

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
- ------    -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
- ------    --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
- ------    -----------------------------------------

     Section 145 of the Delaware General Corporation Law permits the Company to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article Fifteenth of the Company's Certificate of Incorporation and Article IX of the Company's By-Laws provide for indemnification of directors, officers, employees and other agents to the maximum extent permitted by law. The Company has agreed to indemnify each of its directors to the maximum extent permitted by law. The Company also provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.   Exemption from Registration Claimed.
- ------    -----------------------------------

     Not applicable.

Item 8.   Exhibits.
- ------    --------

     See Index to Exhibits.

Item 9.   Undertakings.
- ------    ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Regis-tration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Regis-tration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in con-nection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indem-nification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Oakland, State of California, on May 17, 1995.

                                  AMERICAN PRESIDENT COMPANIES, LTD.


                                  By   /s/ Maryellen B. Cattani
                                     --------------------------------
                                        Maryellen B. Cattani
                                      Executive Vice President,
                                           General Counsel
                                            and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                        Title                     Date
         ---------                        -----                     ----

     John M. Lillie *           Chairman of the Board,          May 17, 1995
                                  President and Chief
                                   Executive Officer
                             (Principal Executive Officer)
                                      and Director

     L. Dale Crandall *       Executive Vice President          May 15, 1995
                             and Chief Financial Officer
                            (Principal Financial Officer)


   William J. Stuebgen *      Vice President - Controller       May 17, 1995
                                 (Principal Accounting
                                       Officer)


   Charles S. Arledge *                  Director               May 17, 1995


      John H. Barr *                     Director               May 5, 1995


    Tully M. Friedman *                  Director               May 17, 1995


      Joji Hayashi *                     Director               May 17, 1995

         Signature                        Title                     Date
         ---------                        -----                     ----

    F. Warren Hellman *                  Director               May 15, 1995


       Toni Rembe *                      Director               May 17, 1995


    Timothy J. Rhein *                   Director               May 17, 1995


   Forrest N. Shumway *                  Director               May 17, 1995


    G. Craig Sullivan *                  Director               May 17, 1995


    Barry L. Williams *                  Director               May 17, 1995


* By /s/Maryellen B. Cattani
     ------------------------
     Maryellen B. Cattani
       Attorney-in-Fact

Exhibit
Number      Exhibit
            -------

5.1         Opinion regarding legality of
            securities to be offered

23.1        Consent of Arthur Andersen LLP,
            Independent Public Accountants

23.2        Consent of issuer's counsel
            (included in Exhibit 5.1)

24.1        Power of Attorney